Exhibit 99.8

Ekso Bionics® Announces Commencement of $34 Million Rights Offering

RICHMOND, Calif., August 14, 2017 -- Ekso Bionics Holdings, Inc. (NASDAQ: EKSO) ("Ekso" or "Ekso Bionics"), an industry leader in exoskeleton technology for medical and industrial use, today announced the commencement of its previously announced rights offering of common shares.

Ekso plans to raise gross proceeds of up to $34.0 million through the rights offering of up to 34,000,000 shares of common stock, at a subscription price of $1.00 per share.    Holders of its common stock and certain warrant holders as of the record date of August 10, 2017 are eligible to participate in the rights offering.

Key Information Pertaining to the Rights Offering:
-          Deadline to Participate:
o      August 31, 2017, 5:00pm ET, unless extended.
-          Contact:
o      For questions, please contact VStock Transfer, LLC at 212-828-8436 or Katalyst Securities LLC at 212-400-6993.
-          Additional Information:
o      A prospectus has been filed with the SEC and is viewable by clicking here. Additionally, an offering subscription package, which includes a copy of the prospectus and other additional materials related to the rights offering, is being mailed to eligible shareholders and certain warrant holders as of the record date.

Ekso has distributed, at no charge, to each holder of shares of common stock and certain holders of warrants issued by the company as of the record date, one subscription right for each share of common stock owned, or issuable upon exercise of the warrants, on the record date. The deadline for participating in the rights offering is 5:00 p.m., Eastern Daylight Time, on August 31, 2017, unless the rights offering is extended.

Each holder of subscription rights will have a basic subscription right to purchase 1.1608 shares of common stock at a subscription price of $1.00 per share.  The proposed rights offering will also include an over-subscription right, which will entitle a rights holder who exercises all of its basic subscription right in full the opportunity to purchase additional shares of common stock up to the amount of its basic subscription right, subject to the availability and pro rata allocation of shares among rights holders exercising their over-subscription right.

Rights holders are required to submit payment in full for all of the common shares they wish to buy, pursuant to the exercise of the subscription right to the subscription agent prior to the expiration of the rights offering.  Ekso is not requiring a minimum individual or overall subscription to complete the rights offering.

Ekso has engaged VStock Transfer, LLC to serve as the subscription agent for the rights offering and has engaged VStock Transfer, LLC and Katalyst Securities LLC as information agents for the rights offering. Questions regarding the rights offering may be directed to VStock Transfer, LLC at 212-828-8436 or Katalyst Securities LLC at 212-400-6993.

Puissance Capital Management ("Puissance"), pursuant to a purchase agreement entered into between Puissance and the company, has committed to purchase, at the subscription price of $1.00 per share, any unsubscribed shares of common stock following exercise of the basic subscription right, provided that the number of shares purchased by Puissance is subject to a cap such that Puissance will not own more than 40% of the company's outstanding shares of common stock following the proposed rights offering.

Ekso intends to use the net proceeds from the proposed rights offering (i) to continue with clinical, sales and marketing initiatives to accelerate adoption of Ekso in the rehabilitation market and broaden the Ekso footprint into Asia, (ii) to support research, development and commercialization activities with respect to an Ekso robotic exoskeleton for home use, and/or (iii) in the development and commercialization of able-bodied exoskeletons for industrial use, and for working capital and other general corporate purposes.

Ekso has commenced mailing an offering subscription package, including a copy of the prospectus and other additional materials related to the rights offering, to the holders of its common stock and certain warrant holders as of the record date. The rights offering is being made only by means of a prospectus.  Before you invest, you should read the prospectus supplement, base prospectus and the registration statement (SEC Registration No. 333-218517), including each "free writing prospectus," if any, and all of the documents incorporated by reference therein and other documents Ekso has filed with the SEC for more complete information about the company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the company will arrange to send you the registration statement, including the prospectus, if you request it by calling the information agent for the offering, VStock Transfer, LLC, at 212-828-8436.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the rights or the underlying shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Ekso Bionics®
Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

Forward-Looking Statements
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the ability to manage successfully and complete the rights offering, (ii) the expected proceeds of the offering, (iii) the anticipated use of proceeds from the offering, if successful, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Investor Contact:
Matthew Ventimiglia
212-599-1265
investors@eksobionics.com

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